                                                                  EXHIBIT 99-d-4


                                    Exhibit A
                                       to
                          Advisory and Service Contract
                                     between
                             Wasatch Funds, Inc. and
                             Wasatch Advisors, Inc.


                                                                     Annual
Fund                                   Effective Date             Advisory Fee
----                                   --------------             ------------
Series A - Wasatch Aggressive         January 27, 1998                1.00%
  Equity Fund

Series B - Wasatch Growth             January 27, 1998                1.00%
 Fund

Series C - Wasatch-Hoisington         January 27, 1998                 .50%
  U.S. Treasury Fund

Series D - Wasatch Mid-Cap            January 27, 1998                1.25%
  Fund

Series E - Wasatch Micro-             January 27, 1998                2.00%
  Cap Fund

Series F - Wasatch Global             December 8, 2000                1.50%
  Technology Fund

Series G - Wasatch Micro-             January 27, 1998                1.50%
  Cap Value Fund